EXHIBIT 5.1
Dinur & Associates, P.C. Attorneys and Counselors	One Lakeside Commons 990 Hammond Drive, Suite 760 Atlanta, Georgia 30328 PHONE: (770) 395-3170 FACSIMILE: (770) 395-3171 E-MAIL: DDD@dinurlaw.com

May 30, 2006

Maverick Bancshares, Inc.
4103 Highway 121
Carrollton, Texas 75010

RE:	Maverick Bancshares, Inc. Registration Statement on Form SB-2 2,000,000 Shares of Common Stock; 351,000 Common Stock Purchase Warrants and 245,000 Common Stock Purchase Warrants

Ladies and Gentlemen:

     We have served as counsel to Maverick Bancshares, Inc., a corporation organized and existing under the laws of the State of Texas (the "Company"), in connection with the filing by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), of the above-described Registration Statement (the "Registration Statement") with respect to the offer and sale of (1) 2,000,000 shares of common stock, par value $.01 per share, of the Company (the "Offered Shares"), (2) 351,000 Common Stock purchase Warrants of the Company to be issued to purchasers of Offered Shares (other than organizers and directors of Maverick Bank, a Texas state bank in organization (the "Bank") (the "Shareholder Warrants") (3) 245,000 common stock purchase warrants of the Company to be issued to the organizers and directors of the Bank (the "Organizers"), pursuant to Organizer Warrant Agreements and Director Warrant Agreements (the "Organizer and Director Warrants") and (4) 596,000 shares of common stock, par value $.01 per share, reserved for issuance upon the exercise of the Shareholder, Organizer and Director Warrants (the "Warrant Shares").

     In rendering this opinion, we have (A) examined originals (or copies certified or otherwise identified to our satisfaction) of (i) the Registration Statement; (ii) the Articles of Incorporation of the Company, certified by the Secretary of State of the State of Texas; (iii) the Bylaws of the Company, certified as complete and correct by the Secretary of the Company; (iv) the form of the common stock certificate of the Company; (v) the form of each of the Shareholder, Organizer and Director Warrant Agreements; and (vi) such corporate and other documents, records and papers, certificates of public officials, and certificates of officers of the Company as we have deemed necessary for the purposes of the opinions expressed herein; and (B) consulted with legal counsel who is a member of the Bar of the State of Texas, as we considered necessary. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the genuineness and conformity to original documents of documents submitted to us as certified or photostatic copies.

     Based upon such examination and consultation, we are of the opinion that:

  Subject to compliance with the pertinent provisions of the Securities Act and the Securities Exchange Act of 1934, as amended, and compliance with the applicable provisions of the securities or "blue sky" laws of the various states, when certificates evidencing the Offered Shares have been duly executed, countersigned, registered, issued and delivered in accordance with the terms of the Registration Statement, the Shares will be duly and validly issued, fully paid, and non-assessable.

  When the applicable Shareholder, Organizer or Director Warrant Agreement has been duly and validly executed and delivered by the Company and the applicable grantee, the Shareholder, Organizer and Director Warrant will be a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and similar laws affecting creditors' rights generally and general principles of equity.

  The Warrant Shares will, upon their issuance in accordance with the terms of the applicable Warrant Agreement, be duly and validly issued, fully paid and non-assessable.

     We are members of the Bar of the State of Georgia. In expressing the opinions set forth above, we are not passing on the laws of any jurisdiction other than the laws of the State of Georgia and the federal law of the United States of America.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the heading "Legal Matters" in the Registration Statement, including the prospectus constituting a part thereof. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission thereunder.

Sincerely,

/s/ Dinur & Associates, P.C.